FINAL

                              MME's Conference Call
                                     Remarks
                                February 1, 2001
                                   10:30 a.m.


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Good Morning, and thanks for joining us.

Before Bob Morrison comments on the year, I'd like to briefly run through our financial highlights.

During this briefing, we'll discuss Quaker's business outlook, and may make forward-looking statements. Forward looking statements--including all statements that may be made on this call that are not historical facts--are subject to a number of risks and uncertainties--and actual results may differ materially. Please refer to our earnings release for more information on risk factors that could cause actual results to differ.

With that out of the way, let's start with a quick review of earnings.

Excluding UNUSUAL ITEMS in the quarter, we delivered 37 cents per share, which compares to 33 cents earned in the fourth quarter of 1999 on the same basis. This represents a 12 percent increase over the prior year--and our 12th straight quarter of double-digit EPS growth.


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For the year, earnings were $3.40 per diluted share--a 21 percent increase over
1999's two-dollars and eighty cents. These numbers, again, exclude unusual items.

Turning now to revenue. . .

Fourth-quarter sales were nearly $996 million and were 5 percent ahead of a year ago. Excluding the effects of foreign currency fluctuations, sales would have increased 6 percent.

On a full year basis, sales increased 7 percent to just over five-billion dollars. On a "constant currency" basis, that increase would have been 8 percent.

This increase was explained by:

o    a 15 percent increase in U.S. & Canadian Beverage sales,

o    a 13 percent increase in International Beverage sales

o    a 1 percent increase in U.S. & Canadian Foods,

o    and, a 6 percent increase in International Foods.


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I'll take a brief moment to review some of the key volumes behind our results.

o U.S. & Canadian Beverages volume increased 10 percent in the fourth quarter and 13 percent for the full year.

o International beverage volume grew 14 percent in the fourth quarter and for the total year.


Volume for our U.S. Foods business was essentially flat in the fourth quarter and for the year. Results by product group varied:

o Grain-based snacks volume declined 3 percent in the quarter, on a tough "comp"...last year, fourth-quarter volume was up 15 percent. For the full year, snack volume grew a solid 9 percent, led by 13 percent growth in our "snack bar" business. Rice snacks volume declined 2 percent for the year, but our new Crispy Mini's grew over 52 percent in the year.


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o    Hot cereal volume was up 10 percent in the fourth quarter, as new varieties proved popular with consumers. For the full year, hot cereal volume was up
     4 percent.

o Aunt Jemima mix and syrup was up 6 percent in the quarter and up 3 percent for the year.

o Ready-to-eat cereals volume declined 5 percent in the quarter and for the full year. Boxed cereals declined 1 percent in the quarter and 3 percent for the year. And because of continued aggressive price promotion in the category, bagged cereals declined 14 percent in the quarter and 12 percent for the year.

o Volume for our flavored rice and pasta brands, Rice-A-Roni, Pasta Roni and Near East, declined 4 percent in the fourth quarter, but held even with the prior year for the full twelve months.


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Outside of the U.S.:

o Latin American food volume increased 14 percent in the quarter and increased 12 percent for the year.

o European food volume decreased 4 percent in the quarter and was down 1 percent for the year.

o And, Asian food volume grew 21 percent in the quarter and increased 10 percent for the full year.


Finally, turning to operating income. . .

For the fourth quarter, operating income was $102 million, up $19 million, or 23 percent, from the fourth quarter last year.

For the full year, operating income increased 14 percent to $808 million.

Breaking that down for the year. . .


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o    U.S. & Canadian Foods operating income increased 15 percent, with profit growth across every product group--hot and ready-to-eat cereals, snacks, syrups and mixes, and rice and pasta sidedishes.

o International Foods operating income increased 10 percent, as Latin American profits increased 2 percent, and Europe and Asia, combined, increased 19 percent.

That totals to a 14 percent increase in Worldwide Foods operating income.

Turning to Beverages...

o In the U.S. and Canada, beverage operating income grew 8 percent -- which was less than sales growth because we underwrote the introduction of Propel fitness water into 25 percent of the country. Brand Gatorade alone actually achieved a double-digit profit increase for the year.


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o    International Beverages operating income more than doubled, increasing $15 million to $24 million....with Latin American beverages alone delivering an
     87 percent increase, producing $ 31 million in operating income. Underwriting to establish the Gatorade brand in China continued.

In total, Worldwide Beverages produced a strong 13 percent increase in operating income for the year.

As a result of the strong operating profit growth, total Company operating margins expanded 100 basis points from 15 percent in 1999 to 16 percent in 2000.

Now, I'd like to turn it over to Bob Morrison, for his editorial perspective. Bob. . .


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                                      FINAL



                                  Bob Morrison
                             Conference Call Remarks
                           Thursday, February 1, 2001




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Good morning, and thanks for joining us.

As Margaret highlighted, 2000 was a remarkably strong year for us ... volumes up 9 percent ... sales up 7 percent... operating income up 14 percent ... margins up 100 basis points ... and, earnings up 21 percent.

We stayed on strategy--aggressively pursuing cost-savings and reinvesting to build our brands--and once again, it paid off, not only for our Gatorade business, but also for Foods.


Let me comment on some of the highlights...

Gatorade, once again, had a tremendous year. It broke the two-billion dollar mark, and delivered its seventeenth consecutive year of growth since the brand was acquired in 1983.


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            In the U.S., Gatorade sales grew across all distribution channels.

o    Our share of the active thirst category grew to 9%.

o And, from a brand-building standpoint, our new Fierce flavors proved successful, as did our new eight-packs and four-packs.

Over the last five years, our beverage sales have grown at a 9 percent compound average rate--and at an even faster, 11 percent, average rate in the last three years. That's the equivalent of over five-hundred million dollars of incremental sales in the last three years alone.


Over that same five-year period, beverage operating income has more than tripled, and is now just under 300 million dollars.

That's an incredible track record--and one we're eager to build on, given the new opportunities ahead of us.


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But Gatorade wasn't the only thing going right in 2000, our Foods businesses also delivered a solid performance.

Although overall sales growth was only 2 percent, operating income grew 14 percent as we achieved profit growth in every region of the world.

Let's look a little closer at the key businesses, starting in North America...


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o    Hot cereals had a very good year. Volume, sales and profits all grew strongly. In fact, this season, we drove double-digit category growth with our new adult-flavors, like Cinnamon Roll and Honey Nut, our national launch of "Quaker Instant Oatmeal Express," and our regional launch of "Quaker Instant Oatmeal Nutrition for Women."

o Our Snacks business chalked up 12 percent growth for the year as Quaker Chewy granola bars, once again, achieved double-digit sales growth. And, I've got to say I'm really encouraged by the turnaround our new Quaker Crispy Mini's have brought to the rice cake category. For the first time, in five years, Quaker rice snacks sales are growing.

o Aunt Jemima syrup and mixes had a strong year, too. Volume, sales and income have all picked up dramatically. That's great to see in this relatively mature, but highly profitable business.

o In contrast to these positive results, ready-to-eat cereal sales struggled in 2000 as we altered our marketing strategy, shifting away from price-promotion toward true brand-building.


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     On the positive side, restraining ourselves from chasing unprofitable volume resulted in our operating profits taking-off. We finished the year with solid double-digit operating income growth and only a modest share loss.

     Ready-to-eat cereals are still a challenge. But with future savings from our recent restructuring actions accruing mainly to "ready-to-eats," we should be in a solid position to drive continued profitable growth from our key brands.

On the international front, we delivered profitable growth in every region--Latin America, Europe and Asia.

o In Latin America, our food sales rebounded strongly, as the Brazilian economy stabilized and we resumed aggressive brand-building tactics. As a result, our business there delivered 17 percent sales growth.


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o    In Europe, our sales declined, tracing to the weaker "Euro" and "Pound."
     Yet, in local currencies, our sales increased 5 percent, as our new hot cereal and snack items proved popular with consumers.

o In our tiny Asian business, hot cereals continued to grow in popularity, particularly in Malaysia.


All of this led to the 14 percent operating income growth in our worldwide Food and worldwide Gatorade businesses--and to our 21 percent growth in E.P.S.

Now our sights are set on delivering a strong 2001.

We've got a lot of innovation coming right out of the box.

In just the first quarter:

o Gatorade is introducing three new flavors: Starfruit, Passionfruit, and High Tide Frost.


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o    On the packaging front, we're completing the national expansion of our
     EDGE-sportbottle four-pack.

o And, we're introducing a new Black Cherry flavor to our Propel fitness water line.

In U.S. Foods...

o We're taking our new Gatorade energy bar national, after its successful regional test in 2000.

o We're adding a new Nestle Baby Ruth flavor to our already successful Chewy granola bar line.

o And, we're introducing a large-bag of Quaker Crispy Mini's rice snacks for "shared munching."

As you can see, we're as intent as ever on keeping innovation at the top of our agenda in 2001. At the same time, we have an abundance of cost-savings projects to implement this year, so that we can continue to grow our brands profitably, into the future.


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These are just a few highlights of what we have in store early in the year to help us achieve our stated annual goals of:

o    mid-single digit sales growth,

o    high single-digit operating income growth,

o    and, low-double-digit earnings growth.

Clearly, we're looking for another strong year. But our pattern of earnings growth is going to be different this year--beginning in the first quarter.

Because of aggressive brand support, and because of tough "comps," we don't expect to show earnings growth in the first quarter. Let me explain...

The first-quarter comparison is a difficult one, primarily because we've knocked-the-cover-off-the-ball in the first quarter of each of the last three years. We delivered EPS growth averaging 47 percent in the first quarters of 1998, 1999 and 2000. That alone makes for a tough comp, especially when some of the unusual factors affecting last year's first quarter are not likely to be repeated.


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In the first quarter last year, we began shipping the Gatorade eight-pack. Even though it was "off season," its sales took off like a rocket. In addition, we began shipping the two new Nestle varieties of Quaker Chewy granola bars--and they started flying-off-the-shelf, before we even began marketing support.

The surge in these two businesses--without commensurate marketing support in "Q-one" led to 20-plus percent growth in the operating income in the quarter.

Additionally, last year's first quarter growth rate was helped by a six-cent turnaround in foreign exchange expense--related to the Brazilian rcal ... and by lower shares outstanding.

These factors, plus our planned first-quarter increase in marketing support, take us to what may be no better than a "flat" quarter and to a pattern of earnings growth in 2001 that will be more "back-end loaded." Although that's a different pattern from last year, I WANT TO EMPHASIZE--we're still expecting to deliver a strong year.


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Before, I take your questions, let me wrap-up with a quick update on our pending merger.

First, I've got to say that having gotten to know the Pepsi people ... and having learned more about their business... I'm more convinced than ever that combining our brands and people with PepsiCo's scale, resources and infrastructure will allow us, not only to build on the great growth potential of our brands, but also to share "best practices" across the new PepsiCo entity. Everyone here at Quaker is excited about the possibilities.

Second, I've got to acknowledge that we're waiting, as you are, to get a better grasp of the timing.

Once we complete our year-end financials, we'll be in a position to update our proxy and have a better idea of the timing of our special shareholder meeting. Beyond that, we are waiting for regulatory approvals, which we hope to be forthcoming--without undue delay. Therefore, our current timetable for completing this transaction is still sometime in the second quarter.


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Meantime, we are moving ahead with our growth plans.

o    We have momentum in our key brands,

o    a pipeline of exciting new products,

o and actionable plans to drive out costs in order to deliver greater long-term returns.


Let me stop here to take your questions.  Operator?


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AT CONCLUSION OF CALL:

2000 was a remarkable year for Quaker. We've got a rock-solid foundation to build from as we move into the future. Our shares are strong and we've got plans for growth and innovation across our key products lines.

Again, thanks for joining us.


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